CERTIFICATE TO SET FORTH DESIGNATIONS, VOTING POWERS,
              PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE
                         RIGHTS OF SERIES C CONVERTIBLE
                   PREFERRED STOCK, $0.001 PAR VALUE PER SHARE


     It  is  hereby  certified  that:

     I. The name of the corporation is SpaceDev, Inc. (the "Corporation"), a Colorado corporation.

     II. The certificate of incorporation of the Corporation, as amended, authorizes the issuance of shares of Preferred Stock, $0.001 par value per share, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue all of said shares in one or more Series by resolution or resolutions, to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

     III. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it, has adopted the following resolution creating a class of Series C Preferred Stock:

     RESOLVED, that a portion of the authorized shares of Preferred Stock of the Corporation shall be designated as a separate series possessing the rights and preferences set forth below:

     1. Designation: Number of Shares. The designation of said series of Preferred Stock shall be Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"). The number of shares of Series C Preferred Stock shall be 250,000. Each share of Series C Preferred Stock shall have a stated value equal to $10 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Stated Value"), and $0.001par value. The Series C Preferred stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory cash redemption by Holder.

     2. Ranking. The Series C Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $0.001 per share ("Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created; (iii) on a parity with any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series C Preferred Stock ("Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series C Preferred Stock
("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. Notwithstanding the immediately foregoing, in no event shall the Corporation issue or authorize for issuance any Senior Securities or Pari Passu Securities without the prior express written consent of the Holder.

                                       1
                                     PAGE

     3.     Dividends.

     (a) Subject to Section 3(d), the holders of outstanding shares of Series C Preferred Stock (the "Holders") shall be entitled to receive quarterly preferential dividends at a rate equal to six and eighty-five one hundredths percent (6.85%) (the "Dividend Rate") (each, a "Dividend") in cash, out of any funds of the Corporation legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock or other class of stock presently authorized or to be authorized, (the Common Stock, and such other stock being hereinafter collectively the "Junior Stock"). From and after the date hereof, dividends shall accrue on the Stated Value of each share of Series C Preferred Stock then outstanding and be distributed quarterly commencing January 1, 2005 and on the first business day of each consecutive calendar quarter  thereafter  (each  a  "Dividend  Payment  Date").  If  subject  to  the provisions hereof, Dividend distributions are made in fully paid and non-assessable registered shares of the Corporation's Common Stock at the Fixed Conversion Price (as defined herein) then in effect, issuance of such shares of the Corporation's Common Stock shall constitute full payment of such Dividend.

     (b) Dividends on the Series C Preferred Stock shall be cumulative from and after the date of issuance thereof, whether or not earned, so that, if any time cumulative dividends on all outstanding shares of the Series C Preferred Stock then outstanding shall not have been paid or declared and set apart for payment as set forth herein, or if the full dividend on all such outstanding Series C Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series C Preferred Stock or Parri Passu Securities and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

     3.1  Payment  of  Dividends  in  Cash  or  Common  Stock.

     (a) With effect from the calendar quarter ending December 31, 2004, and each calendar quarter thereafter, by the fifth (5th) business day prior to the last day of each such calendar quarter (the "Notice Date"), the Holder shall deliver to Corporation a written notice in the form of Exhibit B attached hereto converting the Dividend distributable to the Holder on the next Dividend Payment Date in either cash or Common Stock (each, a "Distribution Notice"). If a Distribution Notice is not delivered by the Holder on or before the applicable Notice Date for such Dividend payment, then the Corporation shall make the distribution of the Dividend due on such Dividend Payment Date in cash. Any Dividend paid in cash on a Dividend Payment Date, shall be paid to the Holder an amount equal to 100% of such Dividend due Holder on such Dividend Payment Date. If, subject to the terms hereof, the Holder converts the quarterly Dividend into shares of Common Stock, the number of such shares to be issued by the Corporation to the Holder on such Dividend Payment Date shall be the number determined by dividing (x) the portion of the Dividend amount to be paid in shares of Common Stock, by (y) the then applicable Fixed Conversion Price. For purposes hereof, the initial "Fixed Conversion Price" means $1.54 (which has been determined on the date hereof as an amount equal to 100% of the weighted average closing price for the twenty (20) trading days immediately prior to the date hereof, but in no event, shall the Fixed Conversion Price for the purposes of this Section 3.1(a) exceed 105% of the closing price of the Common Stock on the date hereof.

                                       2
                                     PAGE

     (b) Dividend Conversion Guidelines. Subject to Sections 3.1(a), 3.1(b), and
3.2 hereof, the Dividend due on each Dividend Payment Date shall be paid in shares of Common Stock if the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the twenty (20) trading days immediately preceding such Dividend Payment Date was greater than or equal to 120% of the Fixed Conversion Price, provided, however, that such stock
Dividend shall not exceed twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the twenty (20) trading period immediately preceding delivery of a Distribution Notice to the Corporation. Any part of the Dividend due on a Dividend Payment Date that is not payable in shares of Common Stock pursuant to this Section 3.1(b) shall be paid by the Corporation in cash on such Dividend Payment Date. Any part of the Dividend due on such Repayment Date which must be paid in cash (as a result of the average closing price of the Common Stock for the twenty (20) trading days preceding the applicable Dividend Payment Date being less than 120% of the Fixed Conversion Price) shall be paid in cash at the rate of 100% of the Dividend otherwise due on such Dividend Payment Date, within three (3) business days of the applicable Dividend Payment Date.

     3.2 No Effective Registration. Notwithstanding anything to the contrary herein, Section 3.1(b) hereof shall not apply unless (i) either (x) an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued in connection with satisfaction of such obligations exists or (y) an exemption from registration of such Common Stock is available pursuant to Rule 144 of the Securities Act.

     3.3  Optional  Redemption.

     (a) If (i) the Corporation shall not have registered the shares of the Corporation's Common Stock underlying each of the conversion of the Series C Preferred Stock and that certain warrant issued to Holder simultaneously therewithGCGretchen CowenRichard, this document doesn't dictate the closing date. It will actually be filed after closing. on a registration statement declared effective by the Securities and Exchange Commission (the "SEC") or if such registration statement shall have been declared effective but then fails to be effective for any reason, or (ii) the closing market price (the "Market Price") of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for any of the twenty two (22) trading days immediately preceding a Redemption Payment Date does not exceed the then applicable Fixed Conversion Price by at least fifteen percent (15.00%), then the Corporation will have the option of repurchasing this Series C Preferred Stock in whole or in part ("OPTIONAL REDEMPTION") by paying to the Holder a sum of money equal to one hundred fifteen percent (115%) the Stated Value of each share of Series C Preferred Stock to be redeemed together with accrued but unpaid dividends thereon and any and all other sums due, accrued or payable to the Holder arising under the Series C Preferred Stock to be redeemed (the "BELOW MARKET REDEMPTION AMOUNT") on the day written notice of redemption (the "BELOW MARKET NOTICE OF REDEMPTION") is given to the Holder. The Notice of Redemption shall specify the date for such Optional Redemption (the "BELOW MARKET REDEMPTION PAYMENT DATE") which date shall be ten (10) days after the date of the Notice of Redemption (the "BELOW MARKET REDEMPTION PERIOD").

                                       3
                                     PAGE

     (b) If (i) the Corporation shall have registered the shares of the Corporation's Common Stock underlying each of the conversion of the Series C Preferred Stock and that certain warrant issued to Holder on the date hereof on a registration statement declared effective by the Securities and Exchange Commission (the "SEC") and such registration statement remains effective on the Redemption Payment Date and (ii) the closing market price (the "Market Price") of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for each of the twenty two (22) trading days immediately preceding a Redemption Payment Date exceeds the then applicable Fixed Conversion Price by at least fifteen percent (15.00%), then the Corporation will have the option of repurchasing this Series C Preferred Stock in whole or in part
("OPTIONAL REDEMPTION") by paying to the Holder a sum of money equal to one hundred percent (100%) the Stated Value of each share of Series C Preferred Stock to be redeemed together with accrued but unpaid dividends thereon and any and all other sums due, accrued or payable to the Holder arising under the Series C Preferred Stock to be redeemed on the day written notice of redemption (the "ABOVE MARKET NOTICE OF REDEMPTION") is given to the Holder (the "ABOVE MARKET REDEMPTION AMOUNT")GCGretchen CowenRichard, I don't know why it's not marking my changes separately. I deleted his 50% provision. We need to talk about that one I guess. You should be able to do it without the limitation. provided, however, that the Above Market Redemption Amount shall not exceed fifty percent (50%) of the aggregate dollar trading volume of the Corporation's Common Stock on the Principal Market during the twenty two (22) trading days preceding the delivery of any Above Market Notice of Redemption. The Above Market Notice of Redemption shall specify the date for such Optional Redemption (the "ABOVE MARKET REDEMPTION PAYMENT DATE") which date shall be ten (10) days after the date of the Above Market Notice of Redemption (the "ABOVE MARKET REDEMPTION PERIOD").

     (c) Neither a Below Market Notice of Redemption nor an Above Market Notice of Redemption shall be effective with respect to any portion of this Series C Preferred Stock for which the Holder has a pending election to convert pursuant to Section 3.1, or for conversions elected to be made by the Holder pursuant to
Section 3.1 during either of the Below Market Redemption Period or the Above Market Redemption Period. Each of the Below Market Redemption Amount and/or the Above Market Redemption Amount shall be determined as if such Holder's conversion elections had been completed immediately prior to the date of the respective Notice of Redemption. On each respective Below Market Redemption Date or the Above Market Redemption Date, as applicable, the appropriate redemption amount must be paid in good funds to the Holder. In the event the Corporation fails to pay the such appropriate redemption amount on the respective Below Market Redemption Payment Date or Above Market Redemption Payment Date, then the redemption notice delivered in respect of such redemption will be null and void. All shares of the Series C Preferred Stock redeemed or repurchased pursuant to this Section 3.3 shall be retired and restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as any series of preferred stock.

                                       4
                                     PAGE

     4.     Liquidation  Rights.

     (a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holders of the Series C Preferred Stock shall be entitled to receive before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series C Preferred Stock then outstanding and all accrued and unpaid Dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to Holders of the Series C Preferred Stock, the holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the holders of the Series C Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the holders of Series C Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed ratably among the holders of the Series C Preferred Stock.

     (b) Neither the purchase nor the redemption by the Corporation of shares of any class of stock nor the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this Section 4.

     5. Conversion of Series C Preferred Stock into Common Stock. Shares of Series C Preferred Stock shall have the following conversion rights and obligations:

     (a) Subject to the further provisions of this Section 5, each Holder of shares of Series C Preferred Stock shall have the right at any time commencing after the issuance of the Series C Preferred Stock to such holder to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as further subject to the limitation set forth in Section 5(a) below) at the Conversion Price provided in Section 3.1(a). All issued or accrued but unpaid Dividends may be converted at the election of the Holder simultaneously with the conversion of the Series C Preferred Stock being converted. Notwithstanding anything contained herein to the contrary, no holder of Series C Preferred Stock shall be entitled to convert into Common Stock pursuant to the terms of this Section 5(a) that amount of the Series C Preferred Stock which would result in the Holder's beneficial ownership (as defined below) of the Corporation's Common Stock being in excess of 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. Subject to the foregoing, a Holder of Series C Preferred Stock shall not be limited to aggregate conversions of only 4.99%. A Holder of Series C Preferred Stock may void the conversion limitation described in this Section 5(a) upon 75 days prior notice to the Corporation.

     (b) The number of shares of Common Stock issuable upon conversion of each share of Series C Preferred Stock shall equal (i) the sum of (A) the Stated
Value per share, as amended pursuant to Section 5 hereof, and (B) at the Holder's election, accrued and unpaid Dividend s on such shares of Series C Preferred Stock, divided by (ii) the then applicable Fixed Conversion Price.

                                       5
                                     PAGE

     (c)  The  Holder  of any certificate for shares of Series C Preferred Stock desiring  to  convert  any  of  such  shares  may give notice of its decision to convert the shares into common stock by delivering, along with the certificate(s) representing the shares of Series C Preferred Stock to be converted if requested by the Corporation, an executed and completed notice of conversion ("Notice of Conversion") to the Corporation (the "Conversion Date"). Each date on which a notice of conversion is delivered or telecopied to the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. A form of Notice of Conversion that may be employed by a holder is annexed hereto as Exhibit A. The Corporation will cause the transfer agent to transmit the certificates representing the shares of the Corporation's Common Stock issuable upon conversion of the Series C Preferred Stock (and a certificate representing the balance of the Preferred Stock not so converted, if requested by Purchaser) to the holder by (i) to the extent permitted by the transfer agent for the Common Stock, crediting the account of the Holder's prime broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system, or (ii) otherwise, by delivery to the Holder of a stock certificate representing such shares of Common Stock, within three (3) business days after receipt by the Corporation of the Notice of Conversion and the certificate(s) representing the shares of Series C Preferred Stock to be converted (the "Delivery Date"). The Corporation shall deliver to the Holder simultaneously with the aforedescribed Common Stock, at the election of the Holder, any additional shares of Common Stock representing the conversion (at the applicable Fixed Conversion Price), of any accrued and undistributed Dividends on the outstanding Series C Preferred Stock. The Corporation shall not be required, in connection with any conversion of Series C Preferred Stock, and payment of Dividends on Series C Preferred Stock to issue a fraction of a share of its Series C Preferred Stock and shall instead deliver a stock certificate representing the next whole number. The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series C Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series C Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

     (d) The Corporation understands that a delay in the delivery of the Common Stock in the form required pursuant to this Section beyond the Delivery Date could result in economic loss to the Holder. In the event that the Corporation fails to direct its transfer agent to deliver the Common Stock to the Holder within the time frame set forth in Section 5 and the Common Stock is not delivered to the Holder by the Delivery Date, as compensation to the Holder for such loss, the Corporation agrees to pay late payments to the Holder for late issuance of the Common Stock in the form required pursuant to this Section 5 in the amount equal to $500 per business day after the Delivery Date. The
Corporation shall pay any payments incurred under this Section in immediately available funds upon demand. Notwithstanding the foregoing, the Corporation shall not owe the Holder any late fees set forth in this Section 5(d) if (i) the delay in the delivery of the Series C Preferred Shares beyond the Delivery date is solely out of the control of the Corporation (as determined in good faith by the Holder and the Corporation) (ii) the Corporation utilizing its best efforts to actively attempt to cure the cause of the delay or (iii) the delay is the result of the exhaustion of all registered shares of Common Stock issuable upon conversion of the Preferred Stock or payment of dividends on the Preferred Stock if the Corporation is in the process of registering additional shares of Common Stock for such purpose.

     (e) Upon the conversion of any shares of Series C Preferred Stock no adjustment or payment shall be made with respect to such converted shares on account of any Dividend on the Common Stock, except that the holder of such converted shares shall be entitled to be paid any Dividends declared on shares of Common Stock after conversion thereof.

                                       6
                                     PAGE

     6. Adjustments to the Fixed Conversion Price. The Fixed Conversion Price determined pursuant to Section 3.1(a) shall be subject to adjustment from time to time as follows:

     (a) Dividends. If the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series C Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller or greater number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Fixed Conversion Price shall be adjusted proportionately so that the Holders of Series C Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series C Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made when any of the events listed above shall occur. For the purposes hereof, any adjustment made to the Fixed Conversion Price pursuant to this Section 6(a) shall take effect on the date of occurrence of the events set forth herein.

     (b) Share Issuances. Subject to the provisions of this Section 6, if the Corporation shall at any time issue any shares of the Corporation's Common Stock or securities convertible into the Corporation' s Common Stock except (i) to the Holders; (ii) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof as disclosed to Holder in writing; or
(iii) pursuant to options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Corporation for a consideration per share (the "Offer Price") less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price applicable hereunder shall be immediately reset to such lower Offer Price at the time of issuance of such securities. For purposes hereof, the issuance of any security of Corporation convertible into or exercisable or exchangeable for the Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities.

     (c) Mergers. In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then as part of such merger, lawful provision shall be made so that Holders of Series C Preferred Stock shall thereafter have the right to convert each share of Series C Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been convertible by the holder immediately prior to such consolidation or merger. Such provision shall also provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 6. The foregoing provisions of this Section 6(c) shall similarly apply to successive mergers.

                                       7
                                     PAGE

     (d) Sale of Assets, etc. In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the holders of Series C Preferred Stock shall thereafter have the right to convert each share of the Series C Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

     (e) Adjustment of Fixed Conversion Price. Whenever the number of shares to be issued upon conversion of the Series C Preferred Stock is required to be adjusted as provided in this Section 6, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based; and the Corporation shall mail to each holder of record of Series C Preferred Stock notice of such adjusted conversion price.

     (f) Record Date. If, at any time, the Corporation shall propose to take any action set forth in Sections 6(a), 6(b), 6(c), 6(d) or begin the voluntary dissolution, liquidation or winding-up of the Corporation; then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series C Preferred Stock and to the holders of record of the Series C Preferred Stock.

     7. Authorized Shares. So long as any shares of Series C Preferred Stock shall remain outstanding and the Holders thereof shall have the right to convert the same in accordance with provisions hereof, the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

     8. Overall Limit on Common Stock Issuable. The number of shares of Common Stock issuable by the Corporation and acquirable by the Holder under all securities issued by the Corporation to the Holder, shall not exceed 19.99% of the then outstanding shares of the Corporation's Common Stock , subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (the "Maximum Common Stock Issuance"), at a price below $1.50 (closing price on day of closing or the average of the closing prices for the five days prior to closing) unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Corporation's shareholders provided, however, that any shares of Common Stock issued to Holder upon conversion of convertible securities or upon exercise of warrants and subsequently sold by the Holder shall be excluded from the calculation of the aggregate Maximum Common Stock Issuance. If at any point in time and from time to time the number of shares of Common Stock issued pursuant to conversion of the Preferred Stock, together with the number of shares of Common Stock that would then be issuable by the Corporation in the event of the conversion or exercise of all other securities issued by the Corporation, would exceed the Maximum Common Stock Issuance but for this Section, the Corporation shall promptly call a shareholders meeting to obtain shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance if required by the American Stock Exchange or other applicable trading market's listing requirements.

                                       8
                                     PAGE

     9. Voting Rights. The shares of Series C Preferred Stock shall not have voting rights.

     10. Deemed Ownership. In the case of the exercise of the conversion rights or payment of the Dividend set forth herein, the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation of the Notice of Conversion or on the Dividend Payment Date if the Dividend is paid in shares of Common Stock, as the case may be. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record holder of such Common Stock.

     11. Status of Converted or Redeemed Stock. In case any shares of Series C Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series C Preferred Stock.

                                       9
                                     PAGE


     IN WITNESS WHEREOF, SpaceDev, Inc. has caused this Certificate to be executed , this 25th day of August , 2004.


                         SPACEDEV,  INC.


                         By:  /s/ James W. Benson
                         ------------------------


                                      10
                                     PAGE

                                       PAGE
                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series C Convertible Preferred Stock of SpaceDev, Inc.)

The undersigned hereby irrevocably elects to convert ______________ shares of Series C Convertible Preferred Stock and $_____________ of the dividend due, into shares of Common Stock of SpaceDev, Inc. (the "Corporation") according to the conditions hereof, as of the date written below.

Date  of
Conversion:____________________________________________________________________

Applicable  Conversion  Price  Per
Share:____________________________________________________



Number  of  Common  Shares  Issuable  Upon  This  Conversion:_________________



Signature:____________________________________________________________________

Print  Name:___________________________________________________________________

Address:______________________________________________________________________

_____________________________________________________________________________

Deliveries  Pursuant  to  this  Notice  of  Conversion  Should  Be  Made  to:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

                                      11
                                      PAGE

                                    EXHIBIT B

                        FORM OF REPAYMENT ELECTION NOTICE


To:     [HOLDER  AT  HOLDER'S  ADDRESS]

     Pursuant to Section 10(b) of the Certificate to Set Forth Designations of Series C Convertible Preferred Stock ("Preferred Stock") of SpaceDev, Inc. issued on August ___, 2004, we hereby notify you that we are irrevocably electing to repay the outstanding Dividend (as defined in the Preferred Stock) due on the Dividend Payment Date (as defined in the Certificate of Designation) which occurs on ________, 20___ (CHECK ONE):


     _____     In  full  in  cash  on  such  Dividend  Payment  Date.

     _____     In  full in shares of the Corporation's Common Stock within three
(3)  trading  days  following  such  Dividend  Payment  Date.

     _____ In part in cash in the amount of $ _____ on such Dividend Payment Date, and in part in shares of the Corporation's Common Stock (in the amount of _____ shares) within three (3) trading days following such Dividend Payment Date.


                                   SpaceDev,  Inc.

                                   By:  _______________________
                                   Name:
                                   Title:


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